EXHIBIT 4.2


               Non-Transferable Warrant to Purchase 250,000 Shares of Common Stock of Rotary Power International, Inc.













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         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING IT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


  No. RPW12               Warrant to Purchase 250,000
                             Shares of Common Stock
                             (subject to adjustment)

                                NON-TRANSFERABLE
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                        ROTARY POWER INTERNATIONAL, INC.

         1. a) This certifies that, subject to the terms set forth below and the terms of the Consulting Agreement dated as of 12 June 1996 by and between MARK WACHS (the "Holder") and Rotary Power International, Inc., a Delaware corporation (the "Company"), for value received, the Holder is entitled, at any time on or after the date hereof and before 5:00 p.m., New York time, on 11 June 1997 (the "Exercise Period") to purchase from the Company up to 250,000 shares (subject to adjustment in accordance with the terms hereof) of the Company's common stock, par value $.01 per share (the "Common Stock") upon surrender hereof to the Company at the Company's offices, presently at 1 Passaic Avenue, Wood-Ridge, NJ 07075 with the subscription form attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States for the number of shares being purchased at $2.50 per share (the "Purchase Price"). The aggregate Purchase Price for all shares covered by this warrant is $625,000. The term "Common Stock" shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon exercise of this Warrant.

             b) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Holder within fifteen
(15) business days after the exercise of the Warrant, by personal delivery of written notice to the Company or by certified mail, return receipt requested. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such fifteen (15) days period, deliver such new Warrant to the Holder.


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             c) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued at the exercise time, and the Holder will be deemed for all purposes to have become the record holder of such Common Stock at the exercise time.

             d) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made subject to any charge to the Holder for any issuance tax in respect thereof. Each share of Common Stock issuable upon exercise of this Warrant will, upon payment of the Purchase Price therefore, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         2. If there shall be any change as described in (a), (b) or (c) below, the aggregate Purchase Price (as determined in Section 1) shall remain unchanged but the shares covered by this Warrant shall in each instance be adjusted as follows:

             a) If a share dividend is declared on the Common Stock of the Company, the number of shares of Common Stock subject to this Warrant shall be increased by the number of shares which would have been issuable to the Holder if such Holder had exercised this Warrant immediately prior to the record date related to the declaration and payment of such share dividend.

             b) If an increase or decrease is effected in the number of outstanding shares of the Company's common stock by reason of sub-division or combination of such shares, the number of shares of Common Stock subject to this Warrant shall equal the number of shares which would have been held by the Holder after consummation of such combination or sub-division if the Holder had exercised this Warrant immediately prior to the record date related to such sub-division or combination and the Holder held no other shares of Common Stock other than those deemed issued upon exercise of this Warrant.

             c) In case of a capital reorganization, consolidation or merger (except a merger in which the Company is the surviving corporation), or the sale of all or substantially all of the properties and assets of the Company (each of the foregoing is sometimes hereinafter referred to as a "Reorganization"), the securities or any other property to be received upon exercise of this Warrant shall be the securities and other property which would have been held by the Holder after consummation of such Reorganization if the Holder had exercised this Warrant immediately prior to the record date related to such Reorganization and Holder held no other shares of Common Stock other than those deemed and issued upon exercise of this Warrant. Notwithstanding anything herein to the contrary, in the case of a Reorganization which qualified for adjustment under this subparagraph (c), the Holder must exercise this Warrant (or agree to exercise this Warrant) within ten (10) days after written notice of the execution of the definitive agreement with the acquiror is delivered by the Company or the acquiror to the Holder.

         3. The Holder shall have no rights as a shareholder of the Company in respect of shares of Common Stock covered by this Warrant except for any number of shares actually purchased under this Warrant.


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         4. The Company shall at all times during the term of this Warrant reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirement of this Warrant.

         5. This Warrant shall be binding upon the Company's successors and assigns.

         6. The Holder agrees that it will comply with all applicable laws, rules and regulations of all Federal and State securities regulators including but not limited to the Securities and Exchange Commission, the National Association of Securities Dealers and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance of this Warrant other than those requiring acts by the Company in accordance with applicable Federal and State securities laws and regulations and the Consulting Agreement.

         7. The rights of the Holder of this Warrant are governed by and subject to the terms and conditions of the Consulting Agreement between MARK WACHS and ROTARY POWER INTERNATIONAL, INC. dated as of 12 June 1996.



ATTEST:                              ROTARY POWER INTERNATIONAL, INC.



by: /s/ Gerald Horowitz              by: /s/ Richard M.H. Thompson
    -------------------------            ----------------------------
    Gerald Horowitz                      Richard M.H. Thompson
    Vice President                       President






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                                SUBSCRIPTION FORM


                 (To Be Executed Only Upon Exercise of Warrant)



     The undersigned registered owner of this Warrant irrevocably exercises this Warrant to purchase the number of shares of Common Stock of Rotary Power International, Inc. specified below and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.




DATED: ____________________

Number of Shares __________

Purchase Price ____________




                         -------------------------------
                         (Signature of Registered Owner)


                         -------------------------------
                                (Street Address)


                         -------------------------------
                              (City) (State) (Zip)


                         -------------------------------
                            (Social Security Number)









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